SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 8, 2009

Date of Report

May 1, 2009

(Date of earliest event reported)

HOTGATE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-129388	71-098116
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1602, Aitken Vanson Centre, 61 Hoi Yuen Rd., Kwun Tong, Hong Kong

(Address of principal executive offices, including zip code)

(852)2270-0688

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 1, 2009, Mr. Wee Tak Pang submitted his resignation as the Chief Financial Officer of the Company.  On that same day, Ms. Lili Wong was appointed to serve as Chief Financial Officer.

Ms. Lili Wong, age 42, is now the Chief Financial Officer of the Company. Ms Wong has worked in the account and financial field since 1993 and has extensive knowledge and experience in accounting operation, financial analysis, internal control and financial reporting. Ms. Wong joined the Company in July 2008 and has served as the financial manager of the company. She is in charge of the overall accounting and financial operations, reporting and financial analysis of the company by leading the account team. Before joining the Company, Ms Wong was the senior accountant of Pilecon Engineering Bhd, a building and construction company in Malaysia, from January 2003 to June 2008. Her main duties included analytic review of the financial reports, financial statement consolidation, tax planning and submission and financial forecasts. Ms. Wong holds a professional certificate in Accountancy and Finance from Kolej Damansara Utama, Regent School of Economics, ATC School of Business, Malaysia. She is a member of Association of Chartered Certified Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2009

Hotgate Technology, Inc.

By:	/s/ Chuan Beng Wei
Chuan Beng Wei
CEO and Director